Exhibit 23



            Consent of Independent Registered Public Accounting Firm



Ford Motor Company
One American Road
Dearborn, Michigan



Re:     Ford Motor Company Registration Statement

        Nos. 33-64605, 33-61107, 33-58255, 33-54737, 33-54283
        33-50238, 33-36043, 33-19036, 2-95018, 333-27993,
        333-49547, 333-58701, 333-47445, 333-37536, 333-38586,
        333-40260, 333-61886, 333-72478, 333-100910 and 333-110105

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of Ford Motor Company of our report dated June 22, 2005, relating to the financial statements of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees at December 30, 2004 and 2003, and for the year ended December 30, 2004, which appears in this Form 11-K.


/s/PricewaterhouseCoopers LLP


Detroit, Michigan
June 22, 2005